Exhibit 99.1

INTRICON REPORTS FIRST QUARTER 2019 RESULTS

ARDEN HILLS, Minn. — April 29, 2019 — IntriCon Corporation (NASDAQ: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature body-worn devices, today announced financial results for its first quarter ended March 31, 2019.

Recent Highlights:

●	Quarterly revenue of $30.1 million, an 18.7% increase over the prior-year first quarter

●	Gross margin of 29.1%, compared to 33.2% in the prior-year period

●	Net income per share of $0.08 versus $0.10 in the 2018 first quarter

●	Revenue growth from largest medical customer of 26.6% compared to first quarter 2018

●	Announced changes to Board of Directors, effective May 1, 2019

○	Raymond Huggenberger, former Inogen CEO, appointed as a director

○	Michael McKenna retired from his position as Chairman of the Board

○	Philip Smith, a current director, elected Chairman of the Board

●	Announced leadership promotions

○	Chief Financial Officer Scott Longval assumed additional responsibilities as Chief Operating Officer

○	Michael Geraci named Senior Vice President, Sales and Marketing

○	Dennis Gonsior named Senior Vice President, Global Operations

○	Greg Gruenhagen named Senior Vice President, Quality and Regulatory Affairs

“We were pleased with our first quarter performance and execution, with progress made on each of the priorities we laid out at the start of the year,” said Mark Gorder, President and Chief Executive Officer of IntriCon. “In our Medical business, we continued to benefit from Medtronic’s on-going conversion to its MiniMed 670G system, and we were delighted to secure a new, large medical customer for our proprietary medical coils. In our Hearing Health business, we remain very encouraged by the expanding opportunity we see for our value-based hearing solutions and the relationships we maintain with our current partners. In addition, we are excited to pursue new opportunities for growth spurred by the 2017 legislation that will open a significant new over-the-counter market.

“As we look forward, we will continue to meet the volume demands of our key customers and partners, while pursuing new business opportunities that can best leverage our core competencies and global infrastructure in order to accelerate growth and diversify our revenue base,” concluded Gorder.

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IntriCon Corporation 2019 First-Quarter Results

April 29, 2019

First Quarter 2019 Financial Results

For the 2019 first quarter, the company reported net revenue of $30.1 million, up 18.7% from $25.4 million in the comparable prior-year period. The increase was primarily due to year-over-year revenue gains from its diabetes and medical coil markets.

By business line, revenue in IntriCon’s Medical business increased 30.5% in the first quarter of 2019 versus the comparable prior-year period. The gain was primarily driven by the ongoing production of wireless continuous glucose monitoring systems as a result of its long-standing relationship with Medtronic’s Diabetes division. Revenue to this customer increased 26.6% in the first quarter over the comparable prior year period.

Hearing Health revenue was relatively flat in the first quarter of 2019 compared to the prior-year first quarter. The modest revenue during the quarter was largely due to the impact of a customer’s product cycle in the company’s Indirect-to-End-Consumer channel and measured advertising spend in its Direct-to-End-Consumer channel.

Gross margin in the first quarter of 2019 was 29.1%, down from 33.2% in the prior-year first quarter. Gross margins were constrained by the ongoing validation and qualification expense as well as excess capacity related to the recent manufacturing expansion.

Operating expenses for the first quarter were $7.9 million, compared to $7.1 million in the comparable prior-year period. The increase stemmed from increased advertising investments in our Direct-to-End-Consumer channel and support costs related to key new business development initiatives.

The company posted net income of approximately $775,000 or $0.08 per diluted share, versus approximately $769,000 or $0.10 per diluted share, for the 2018 first quarter.

2019 Guidance

IntriCon reiterated its previously stated guidance for the full year 2019, which includes revenue of $128 million to $133 million and gross margins of 30.0% to 31.5%. The company continues to anticipate year-over-year revenue growth and gross margin improvement for the full year 2019 with the timing of certain orders related to its largest customer’s on-going global commercial product launch now weighted towards the second half of the year.

Conference Call

IntriCon’s management team will hold a conference call today, Monday, April 29, 2019, beginning at 4:00 p.m. CT / 5:00 p.m. ET. Investors interested in listening to the conference call may do so by dialing 866-795-7248 for domestic callers or 470-495-9160 for international callers, using conference ID: 2084667. A live and archived webcast will be available on the “Investors” sections of the company’s website at: www.IntriCon.com.

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IntriCon Corporation 2019 First-Quarter Results

April 29, 2019

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better-connected devices. IntriCon has facilities in the United States, Asia, the United Kingdom and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology, including estimates of future results, are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Investor Contact

Leigh Salvo

(415) 937-5404

investorrelations@intricon.com

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IntriCon Corporation 2019 First-Quarter Results

April 29, 2019

INTRICON CORPORATION

MARKET REVENUE

(Unaudited)

	FIRST QUARTER
($ in 000’s)	2019	2018	Growth

Medical	$20,793	$15,933	30.5%
Diabetes	17,164	13,562	26.6%
Other Medical	3,629	2,371	53.1%

Hearing Health	7,549	7,601	-0.7%
Value Based Direct-to-End-Consumer	1,630	1,785	-8.7%
Value Based Indirect-to-End-Consumer	2,577	2,629	-2.0%
Legacy OEM	3,342	3,187	4.9%

Professional Audio Communications	1,767	1,829	-3.4%

Total	$30,109	$25,363	18.7%

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IntriCon Corporation 2019 First-Quarter Results

April 29, 2019

INTRICON CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018

Revenue, net	$30,109	$25,363
Cost of goods sold	21,358	16,951
Gross profit	8,751	8,412

Operating expenses:
Sales and marketing	3,536	2,840
General and administrative	3,425	3,061
Research and development	965	1,159
Total operating expenses	7,926	7,060
Operating income	825	1,352

Interest income (expense), net	215	(188)
Other expense, net	(134)	(208)
Income before income taxes	906	956
Income tax expense	131	187
Net income	$775	$769

Income per share of common stock:
Net income per share, Basic:	$0.09	$0.11
Net income per share, Diluted:	$0.08	$0.10

Average shares outstanding:
Basic	8,705	6,929
Diluted	9,382	7,843

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IntriCon Corporation 2019 First-Quarter Results

April 29, 2019

INTRICON CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

	March 31,	December 31,
	2019	2018
Current assets:
Cash, cash equivalents and restricted cash	$13,190	$8,047
Short-term investments	16,008	38,093
Accounts receivable, less allowance for doubtful accounts of $368 at March 31, 2019 and $807 at December 31, 2018	10,493	11,479
Inventories	19,134	18,981
Contract assets	6,320	5,624
Other current assets	1,541	2,320
Total current assets	66,686	84,544
Machinery and equipment	38,202	37,161
Less: Accumulated depreciation	25,941	25,429
Net machinery and equipment	12,261	11,732

Goodwill	10,808	10,808
Intangible assets, net	2,546	2,585
Operating lease asset	5,518	—
Investment in partnerships	1,324	2,091
Long-term investments	15,228	—
Other assets, net	6,525	3,488
Total assets	$120,896	$115,248

Current liabilities:
Current financing leases	$104	$—
Current operating leases	1,700	—
Accounts payable	12,237	13,191
Accrued salaries, wages and commissions	2,572	4,409
Other accrued liabilities	4,692	4,047
Total current liabilities	21,305	21,647

Noncurrent financing leases	95	—
Noncurrent operating leases	4,030	—
Other postretirement benefit obligations	366	377
Accrued pension liabilities	733	706
Other long-term liabilities	1,306	544
Total liabilities	27,835	23,274
Commitments and contingencies (note 15)
Shareholders’ equity:
Common stock, $1.00 par value per share; 20,000 shares authorized; 8,714 and 8,664 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	8,714	8,664
Additional paid-in capital	85,131	84,999
Retained earnings (accumulated deficit)	266	(509)
Accumulated other comprehensive loss	(797)	(927)
Total shareholders’ equity	93,314	92,227
Non-controlling interest	(253)	(253)
Total equity	93,061	91,974
Total liabilities and equity	$120,896	$115,248

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